Exhibit 99.1

Alexandria Real Estate Equities, Inc. Elects Cynthia Feldmann to Board of Directors

PASADENA, Calif., March 25, 2022 – Alexandria Real Estate Equities, Inc. (NYSE: ARE), an urban office REIT and the first, longest-tenured and pioneering owner, operator and developer uniquely focused on collaborative life science, agtech and technology campuses in AAA innovation cluster locations, today announced that the Board of Directors has elected Cynthia L. Feldmann as an independent director. The Company’s Board of Directors has also appointed Ms. Feldmann to serve as a member of the Science, Agtech & Technology Committee. She is an independent director in accordance with New York Stock Exchange (NYSE) listing standards and Securities and Exchange Commission (SEC) rules. Her term will run until the 2022 annual meeting of stockholders of the Company.

Ms. Feldmann is an experienced accounting and finance professional who brings decades of experience in life science, capital markets and public company board leadership to Alexandria. She was the president and founder of Jetty Lane Associates, a consulting firm, from 2005 until 2012. Prior to founding Jetty Lane Associates, Ms. Feldmann was a business development officer for Boston-based law firm Edwards Angell Palmer & Dodge LLP (now Locke Lord LLP), with a specialty in serving life science companies; a partner at KPMG LLP, where she held various leadership roles in the firm’s Medical Technology and Healthcare & Life Sciences industry groups; and the national partner-in-charge of the Life Sciences practice for Coopers & Lybrand (now PricewaterhouseCoopers LLP), among other leadership positions during her 19-year career with the firm.

In addition to serving on the Company’s Board of Directors, Ms. Feldmann currently serves on the boards of STERIS plc, UFP Technologies, Inc. and Frequency Therapeutics, Inc. She previously served as a director of Atrius Health, an innovative non-profit healthcare organization delivering a system of connected care for adult and pediatric patients in eastern Massachusetts; Hanger Inc., a leading provider of orthotic and prosthetic patient care services and products; and HeartWare International, Inc., a medical device company that was acquired by Medtronic. Ms. Feldmann is a retired certified public accountant and holds a Masters Professional Director Certification from the American College of Corporate Directors.

“We are honored and pleased to welcome Cynthia to our board of directors,” said Joel S. Marcus, executive chairman and founder of Alexandria Real Estate Equities, Inc. and Alexandria Venture Investments. “Her exceptional financial and accounting acumen, combined with her deep executive management and public board experience particularly in the life science and medical device sectors, will add tremendous value to Alexandria.”

About Alexandria Real Estate Equities, Inc.

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® urban office REIT, is the first, longest-tenured and pioneering owner, operator and developer uniquely focused on collaborative life science, agtech and technology campuses in AAA innovation cluster locations, with a total market capitalization of $44.0 billion as of December 31, 2021, and an asset base in North America of 67.0 million SF. The asset base in North America includes 38.8 million RSF of operating properties and 4.8 million RSF of Class A properties undergoing construction, 8.7 million RSF of near-term and intermediate-term development and redevelopment projects and 14.7 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, agtech and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity and success. Alexandria also provides strategic capital to transformative life science, agtech and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the potential impacts of a director’s appointment to the Company’s board of directors and expectations regarding the Company’s performance and success. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

CONTACT: Sara Kabakoff, Vice President – Communications, (626) 788-5578, skabakoff@are.com

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